UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2019

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55710	98-1262185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 7, 2019, NioCorp Developments Ltd. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal One – To Set the Number of Directors for the Ensuing Year at Six.

Votes For:	41,541,625
Votes Against:	315,393
Abstentions:	604,547
Broker non-votes:	50,297,732

Proposal Two – Election of Directors.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Mark A. Smith	41,054,368	1,060,006	50,297,732
Joseph A. Carrabba	41,681,062	433,312	50,297,732
Michael Morris	41,841,532	272,842	50,297,732
David C. Beling	41,452,808	661,566	50,297,732
Anna Castner-Wightman	41,398,243	716,131	50,297,732
Nilsa Guerrero-Mahon	41,380,151	734,223	50,297,732

Proposal Three – Appointment of BDO USA, LLP as Auditors of the Company for the Ensuing Year and Authorizing the Directors to Fix Their Remuneration.

Votes For:	92,222,571
Votes Withheld:	189,535
Broker non-votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: November 8, 2019	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer

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